October 31, 2016 ALPHA ACQUISITION Exhibit 99.2

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Disclaimer
OCTOBER 31, 2016
2
This presentation contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are generally identified by the use of the words “will,” “may,” “believes,” “expects,” “forecasts,” “intends,” “anticipates,” “projects,” “plans”
and “seeks,” and, in each case their negative, and other variations or comparable terminology.  These forward-looking statements include statements about the transaction with Alpha, the impact on our profitability and margins, our growth strategy and all matters that are not historical facts.
Forward-looking statements are based on management’s current expectations and involve risks and uncertainties that could cause actual results, performance or achievements to differ significantly from IBP’s historical results or those implied in such forward-looking statements, including, without limitation, the risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time-to-time in our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements in this presentation speak only as of the date hereof.  IBP expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.
This presentation includes non-GAAP financial measures. Non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

BUSINESS OVERVIEW

Nashville
Charlotte
Atlanta
Dallas
Austin
Houston
San Antonio
Orlando

PAGE Alpha Senior Management & Branch Locations Experienced Senior Management team with an average of over 25 years of industry experience 4 OCTOBER 31, 2016 • Alpha Locations

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Products & End Markets
OCTOBER 31, 2016
5
NET REVENUE
BY PRODUCT
YTD JUNE 2016
WATERPROOFING
53%
FIREPROOFING
19%
INSULATION
18%
FIRE STOPPING
10%
EDUCATIONAL / INSTITUTIONAL
24%
MULTIFAMILY
21%
LODGING / HEALTHCARE
18%
RECREATIONAL / ENTERTAINMENT
15%
OFFICE BUILDINGS
13%
OTHER
9%
NET REVENUE
BY END
MARKET
YTD JUNE 2016

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Acquisition Rationale
OCTOBER 31, 2016
End Market Diversification -
Large Commercial
Construction
Opportunities for
Organic and Acquisition
Growth
IBP’s Q2 2016 commercial revenue is
approximately 12% of total revenue,
generated predominately from smaller
commercial projects
Alpha’s commercial industry
relationships and reputation combined
with IBP’s national footprint will drive
organic growth, and provide a path for
additional end market and product
acquisitions
Expand Product
Offerings and Expertise
IBP’s sales of waterproofing, fire stopping
and fireproofing represent less than 5% of
total revenue for Q2 2016
Enhance Profitability
The gross profit profile of Alpha’s large
commercial construction projects in the
30 -
35% range combined with leveraging
IBP’s administrative costs should further
benefit IBP’s incremental EBITDA margins
6

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Alpha
–
Common
Size
Financial
7
1
As an S-Corp., Alpha does not have income tax expense
2
EBITDA is a non-GAAP financial measure.  Alpha’s EBITDA is defined as Net Income adjusted for depreciation, amortization and interest
2015
YTD 6/16
LTM 6/16
Revenue
100.0%
100.0%
100.0%
Cost of Sales
64.5%
66.5%
65.6%
Gross Profit
35.5%
33.5%
34.4%
Selling and administrative
15.0%
9.9%
12.2%
Net
Income
1
20.7%
23.9%
22.2%
EBITDA
2
21.3%
24.3%
22.7%
OCTOBER 31, 2016

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